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                                      ALLEGHENY ENERGY SOLUTIONS, INC.
                                      BALANCE SHEET
                                      As of June 30, 1999


Assets
Property, Plant and Equipment:
   At Original Cost                                             $0

Current assets:
   Cash                                                    221,019
   Accounts Receivable:
        Electric Service                                     6,573
        Other                                            2,093,696
        Allowance for Uncollectibles                       (23,193)
   Accounts Receivable - Affiliates                         25,081
   Prepaid Taxes                                            78,824
                                                         2,402,000
Deferred charges:
   Other                                                    29,859

          Total Assets                                  $2,431,859


Capitalization and Liabilities
Capitalization:
   Common stock                                             $1,000
   Other paid-in capital                                 5,342,620
   Retained earnings                                    (3,482,725)
                                                         1,860,895
Current liabilities:
   Short - Term Debt                                             0
   Accounts payable - Affiliated                            19,112
   Accounts payable - Other                                    (37)
  Taxes accrued:
        Other                                              148,960
   Other                                                    31,652
                                                           199,687
Deferred credit and liabilities
   Other                                                   371,277

          Total Capitalization and Liabilities          $2,431,859

                                      Unaudited